UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

Cenntro Electric Group Limited
(Exact Name of Registrant as Specified in Charters)

Australia	001-38544	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant's Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported by Cenntro Electric Group Limited ACN 619 054 938 (the "Company") in its Form 6-K filed with the Securities and Exchange Commission (the "SEC") on December 28, 2022, the Company received written notice from the Listing Qualifications Department of the Nasdaq Stock Market, LLC ("Nasdaq") on December 22, 2022, notifying the Company that, based on the closing bid price of the Company's Ordinary Shares, without par value (the "Ordinary Shares"), for the previous 30 consecutive trading days, the Company no longer complied with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement"). The Company was provided 180 days, or until June 20, 2023, to regain compliance.

On June 21, 2023, the Company received written notice (the "Notice") from Nasdaq notifying the Company that the Ordinary Shares had not regained compliance with the Minimum Bid Price Requirement. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period from the date of the receipt of the Notice or until December 18, 2023, to regain compliance with the Minimum Bid Price Requirement.

If at any time before December 18, 2023, the bid price of the Company's Ordinary Shares closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed. However, there can be no assurance that the Company will be able to regain compliance within the extension period granted by Nasdaq. If compliance with the Minimum Bid Price Requirement cannot be demonstrated by December 18, 2023, Nasdaq will provide written notification that the Company's securities will be delisted, and the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Notice has no immediate impact on the listing of the Company’s Ordinary Shares, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company's compliance with the other listing requirements of The Nasdaq Capital Market. Although the Company will use all reasonable efforts to achieve compliance with the Minimum Bid Price Requirement, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq listing criteria. A copy of the press release covering the Nasdaq non-compliance notice is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

Exhibit No.	Description
99.1	Press Release regarding Nasdaq Non-Compliance Notice dated June 22, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2023

Cenntro Electric Group Limited

	By:	/s/ Peter Wang
	Name:	Peter Wang
	Title:	Chief Executive Officer